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                                                                    EXHIBIT A(5)

                                SAMCO FUNDS, INC.
                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION

SAMCO Funds, Inc., a Maryland corporation (the "Corporation") having a principal office in Boston, Massachusetts and having the Corporation Trust Incorporated as its resident agent located at 32 South Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland as follows:

FIRST: The Articles of Incorporation of the Corporation are hereby amended by striking out Article SECOND and inserting in its place the following:

     SECOND: The name of the Corporation is Seix Funds, Inc.

SECOND: The Articles of Incorporation of the Corporation are hereby further amended by redesignating the classified shares of the SAMCO Aggregate Fixed Income Fund, SAMCO Intermediate Fixed Income Fund and SAMCO High Yield Fund as follows:

OLD DESIGNATION                          NEW DESIGNATION

SAMCO Aggregate Fixed Income Fund        Seix Aggregate Fixed Income Fund
Class A Shares                           Class I Shares

SAMCO Aggregate Fixed Income Fund        Seix Aggregate Fixed Income Fund
Class B Shares                           Class P Shares

SAMCO Intermediate Fixed Income Fund     Seix Intermediate Fixed Income Fund
Class A Shares                           Class I Shares

SAMCO Intermediate Fixed Income Fund     Seix Intermediate Fixed Income Fund
Class B Shares                           Class P Shares

SAMCO High Yield Fund                    Seix High Yield Fund
Class A Shares                           Class I Shares

SAMCO High Yield Fund                    Seix High Yield Fund
Class B Shares                           Class P Shares
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IN WITNESS WHEREOF, SAMCO Funds, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on August 22, 2001.

WITNESSED:                                  SAMCO FUNDS, INC.

/s/ Cynthia Surprise                        /s/ Peter Bourke
--------------------                        ----------------
Cynthia Surprise, Secretary                 Peter Bourke, Vice President

THE UNDERSIGNED, Peter Bourke, Vice President of SAMCO Funds, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment to the Articles of Incorporation of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                            /s/ Peter Bourke
                                            ----------------
                                            Peter Bourke, Vice President